UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2022

Arrowhead Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
On November 9, 2022, Arrowhead Pharmaceuticals, Inc. (the “Company”) entered into a Royalty Purchase Agreement (the “Purchase Agreement”) with Royalty Pharma Investments 2019 ICAV (“Royalty Pharma”), pursuant to which Royalty Pharma agreed to pay up to $410 million in cash to the Company in consideration for the Company’s future royalty interest in Olpasiran, a small interfering RNA (siRNA) originally developed by the Company and licensed to Amgen in 2016 under that certain Second Collaboration and License Agreement (the “License Agreement”).
Pursuant to the Purchase Agreement, Royalty Pharma paid $250 million upfront and agreed to pay up to an additional $160 million in aggregate one-time milestone payments due if and when the following milestone events occur: (i) $50 million on completion of enrollment in the planned OCEAN Phase 3 clinical trial for Olpasiran, (ii) $50 million upon receipt of FDA approval of Olpasiran for an approved indication (reduction in the risk of myocardial infarction, urgent coronary revascularization, or coronary heart disease death in adults with established cardiovascular disease and elevated Lp(a)), and (iii) $60 million upon Royalty Pharma’s receipt of at least $70 million of royalty payments under the Purchase Agreement in any single calendar year.
In consideration for the payment of the foregoing amounts under the Purchase Agreement, Royalty Pharma is entitled to receive all royalties otherwise payable by Amgen to the Company under the License Agreement. The Company remains eligible to receive any milestone payments potentially payable by Amgen under the License Agreement.
The Purchase Agreement contains other customary terms and conditions, including representations and warranties, covenants, and indemnification obligations in favor of each party. The above description of the Purchase Agreement is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: Nov 10, 2022

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer